New York Mortgage Trust Completes

$25 Million Offering of Trust Preferred Securities

New York, NY - March 15, 2005 -- New York Mortgage Trust (NYSE: NTR) ("NYMT" or the "Company") announced today the closing of an offering of $25 million of trust preferred securities to Taberna Preferred Funding I, Ltd., a pooled investment vehicle. The securities were issued by NYM Preferred Trust I and are fully guaranteed by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment. These securities have a floating interest rate equal to three-month LIBOR plus 375 basis points, resetting quarterly. The securities mature on March 15, 2035 and may be called at par by the Company any time after March 15, 2010. These securities were placed in a private transaction exempted from registration under the Securities Act of 1933, as amended.

Mr. Steven B. Schnall, Chairman and Co-Chief Executive Officer, commented, "We believe that the issuance of these preferred securities will be immediately accretive by providing positive net return to our common stockholders as we plan to utilize the proceeds from this issuance to further invest in a combination of high quality adjustable rate residential mortgage loans that we originate through our wholly-owned subsidiary, The New York Mortgage Company, LLC, or agency or AAA-rated residential mortgage securities."

Mr. Michael I. Wirth, Chief Financial Officer, added: "We have further diversified our capital structure and financing flexibility with the addition of this trust preferred security issuance. By diversifying our capital structure, we can more effectively grow the Company and meet future capital needs by utilizing a balance of well-priced capital with continued access to the debt and equity capital markets throughout changing market environments."

About New York Mortgage Trust

New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT's wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT's strategy.

For Further Information
AT THE COMPANY Michael I. Wirth, Chief Financial Officer Phone: 212-634-2342 Email: mwirth@nymtrust.com	AT FINANCIAL RELATIONS BOARD Joe Calabrese (General) 212-827-3772 Julie Tu (Analysts) 212-827-3776

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.